Exhibit 99.1

SPY Inc.
2070 Las Palmas Drive
Carlsbad, CA 92011
PH: (760) 804-8420
FX: (760) 804-8442
www.spyoptic.com

SPY INC. REPORTS FINANCIAL RESULTS FOR THE THREE MONTHS AND YEAR ENDED

DECEMBER 31, 2011

For Immediate Release: March 20, 2012

CARLSBAD, Calif.—SPY Inc. (OTCBB: XSPY) today announced financial results for the three months and year ended December 31, 2011.

Net sales were $8.5 million and $33.4 million for the three months and the year ended December 31, 2011, respectively, representing an increase of 11% and 10%, respectively, on a “pro forma” basis when compared to the three months and the year ended December 31, 2010. As more fully discussed below, the “pro forma” numbers for the 2010 periods referred to in this press release exclude the net sales from LEM, S.r.l. (“LEM”), our former wholly-owned manufacturing Italian subsidiary that we sold effective December 31, 2010. We believe excluding such net sales provides a more useful comparison for evaluating our 2011 financial performance.

“We are very pleased with the growth SPY generated in 2011, particularly having more than overcome the significant sales decline the Company experienced in the first quarter of 2011. Our fourth quarter sales growth was also gratifying in that this quarter is usually seasonally weak, and it followed particularly strong third quarter growth, which was driven by burgeoning snow goggle sales,” said Michael Marckx, President and CEO. “Our team’s renewed focus and singular attention on our core SPY® brand continues to give us added traction.”

“During the last three quarters of 2011 we took actions we believe will allow us to be better positioned for continued future growth, including:

•	hiring a new management team and restructuring a number of critical organizational functions;

•	empowering existing team members to drive key initiatives unencumbered;

•	significantly increasing investments in sales and marketing related to our core SPY® brand;

•	reducing inventory levels to improve our working capital management achieved by lower margin product sales through closeout channels and by reducing the level of our inventory purchases;

•	deciding to cease making further purchases of our licensed brands in order to focus solely on our core SPY® brand;

•

introducing a number of new products, including the design and release of a number of new sunglass and goggle styles, and establishing the new prescription frame and performance sport sunglass product lines; and

•	increasing amounts available under borrowing facilities,” Mr. Marckx concluded.

Net sales increased by $0.8 million on a “pro-forma” basis, or 11%, to $8.5 million for the three months ended December 31, 2011, compared to $7.7 million on a “pro forma” basis for the three months ended December 31, 2010, as described below. Sales of SPY® brand products were $8.0 million for the 2011 period, an increase of $0.7 million over the 2010 period, of which increase $0.3 million were from closeout sales. Sales of our licensed brands, substantially all of which were from closeout sales, were $0.5 million for the 2011 period, an increase of $0.1 million over the 2010 period. Net sales for the three months ended December 31, 2010, including the net sales from LEM, were $9.0 million.

Net sales increased by $3.0 million on a “pro-forma” basis, or 10%, to $33.4 million for the year ended December 31, 2011, compared to $30.3 million on a “pro forma” basis for the year ended December 31, 2010, as described below. Sales of SPY® products brand were $31.1 million for the 2011 period, an increase of $1.8 million over the 2010 period, of which increase $1.1 million were from closeout sales. Sales of our licensed brands, substantially all of which were from closeout sales, were $2.2 million for the 2011 period, an increase of $1.2 million over the 2010 period. Net sales for the year ended December 31, 2010, including the net sales from LEM, were reported as $35.0 million.

The 2010 “pro forma” net sales amounts and increases described above exclude $1.3 million and $4.6 million of net sales during the three months and the year ended December 31, 2010, respectively, relating to sales by LEM of products manufactured for third party customers rather than for our Company in those periods, reflecting the fact that we sold LEM effective December 31, 2010. As such LEM’s operations were not included in our consolidated results for the three months or the year ended December 31, 2011. However, LEM sales remain included in our consolidated results for the three months and the year ended December 31, 2010. Set forth below are “pro forma” financial tables which present our operating results for the three months and the year ended December 31, 2010 as if we did not own LEM during those periods. As stated above, we believe excluding such net sales provides a more useful comparison for evaluating our 2011 financial performance.

We incurred a net loss of $3.4 million for the three months ended December 31, 2011 compared to a net loss of $3.1 million for the three months ended December 31, 2010. We incurred a net loss of $10.9 million for the year ended December 31, 2011 compared to a net loss of $4.6 million for the year ended December 31, 2010.

The significant increase in the net loss for the year ended December 31, 2011 included the impact of lower gross margins as a percent of sales, which was generally attributable to (i) increased inventory reserves related primarily to our licensed brands (O’Neill®, Melodies by MJB® and Margaritaville®), (ii) significant closeout sales of licensed brands at no or low margin, (iii) increased closeout sales of certain overstock and non-current SPY® brand products in support of our inventory reduction programs, and (iv) charges related to our decision to purchase from LEM less than the full amount specified in our agreement for 2011.

Operating expenses also increased in 2011 compared to 2010 due to actions to support several company-wide strategic objectives. Sales and marketing expenses increased primarily related to the renewed focus on SPY® brand positioning, which involved increasing headcount in both the sales and marketing functions and expanding our sales support and marketing activities. General and administrative expenses increased primarily due to the restructuring of management, which contributed to increased consulting, legal, severance and share-based compensation costs. Other legal costs pertaining to securities and corporate affairs also contributed to the increase. Other operating expenses of $1.8 million for the year ended December 31, 2011 were primarily due to our determination during the year ended December 31, 2011 that the cash flows produced by the O’Neill® and Melodies by MJB® eyewear brands were insufficient to cover the net present value of the remaining royalty obligations with respect to such brands. Interest expense increased in 2011 compared to 2010 due to the increased level of outstanding borrowings. Sales, gross margin, operating expenses (primarily related to general and administrative, shipping and warehousing, and research and development expenses) and the loss on the deconsolidation of LEM all included the results of LEM during the year ended December 31, 2010, but were not applicable to the year ended December 31, 2011 due to the sale of LEM on December 31, 2010.

The results of our operations for the years ended December 31, 2011 and 2010 are more fully discussed in our Form 10-K for the year ended December 31, 2011.

SPY Inc.:

We design, market and distribute premium products for hard core participants in action sports, motorsports, snow sports, cycling and multi-sports markets, which embrace their attendant lifestyle subcultures, crossing over into more mainstream fashion, music and entertainment markets. We believe a principal strength is our ability to create distinctive products for active people within the youthful demographics of these subcultures. Our principal products – sunglasses, goggles and prescription frames – are marketed under the SPY® brand. During 2011 and 2010, we also designed, manufactured and sold eyewear under the O’Neill®, Melodies by MJB® and Margaritaville® brands and in 2011, we decided to cease any new purchase orders of additional inventory for these licensed eyewear brands and do not expect any significant sales from these brands in the future.

Safe Harbor Statement:

This press release contains forward-looking statements. These statements relate to future events or future financial performance and are subject to risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “estimate,” “predict,” “hope,” the negative of such terms, expressions of optimism or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to lack of continuity and effectiveness of our new management team, our inability to generate sufficient incremental sales of our core SPY® brand and new products to recoup our significant investments in sales and marketing, and the other risks identified from time to time in our filings made with the U.S. Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. Moreover, except as required by law, we assume no responsibility for the accuracy or completeness of such forward-looking statements and undertake no obligation to update any of these forward-looking statements.

Note Regarding “Pro Forma” Information in Period Over Period Comparisons

Our year over year comparisons discussed above that are labeled “pro forma” are derived from the “pro forma” financial information below and from Footnote 1 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2011. Our quarter over quarter comparisons discussed above that are labeled “pro forma” are derived from the difference between the “pro forma” information included in (i) Footnote 1 of our Consolidated Financial Statements in our From 10-K for the year ended December 31, 2011 and (ii) in Footnote 1 of our Form 10-Q for the nine months ended September 30, 2011 (except for the “pro forma” loss on the deconsolidation of LEM for the fourth quarter which was determined as of October 1, 2010). The references above and in the tables below to “pro forma” information refer to the financial data excluding the operating results for LEM for the three months and year ended December 31, 2010. We believe presentation of the “pro forma” financial data which is required to be presented in footnotes to the Consolidated Financial Statements is also useful to understand how the Company has performed in the most recent operating periods compared to the Company’s performance as if LEM were not included in its operating results for the three months and year ended December 31, 2010.

CONTACTS:	Alain Mazer, Public Relations Director
Michael D. Angel, Chief Financial Officer
760-804-8420
Fax: 760-804-8442
investor.spyoptic.com

SPY INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Thousands, except number of shares and per share amounts)

	December 31,
	2011	2010
Assets
Current assets
Cash	$727	$263
Accounts receivable, net	4,859	4,173
Inventories, net	6,190	8,902
Prepaid expenses and other current assets	420	618
Income taxes receivable	—	14

Total current assets	12,196	13,970
Property and equipment, net	730	957
Intangible assets, net of accumulated amortization of $688 and $631 at December 31, 2011 and 2010, respectively	65	122
Other long-term assets	50	50

Total assets	$13,041	$15,099

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Lines of credit	$2,484	$2,235
Current portion of capital leases	65	27
Current portion of notes payable	500	13
Accounts payable	1,583	1,693
Accrued expenses and other liabilities	2,679	3,007
Income taxes payable	8	—

Total current liabilities	7,319	6,975
Capital leases, less current portion	150	38
Notes payable, less current portion	47	61
Note payable to stockholder	13,000	7,000

Total liabilities	20,516	14,074
Stockholders’ equity (deficit)
Preferred stock: par value $0.0001; 5,000,000 authorized; none issued	—	—
Common stock: par value $0.0001; 100,000,000 shares authorized; 12,955,438 and 11,980,934 shares issued and outstanding at December 31, 2011 and 2010, respectively	1	1
Additional paid-in capital	43,492	40,972
Accumulated other comprehensive income	471	551
Accumulated deficit	(51,439)	(40,499)

Total stockholders’ equity (deficit)	(7,475)	1,025

Total liabilities and stockholders’ equity (deficit)	$13,041	$15,099

SPY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net sales	$8,480	$8,967	$33,355	$34,987
Cost of sales	5,669	5,317	19,004	18,235

Gross profit	2,811	3,650	14,351	16,752
Operating expenses:
Sales and marketing	3,469	2,735	12,330	9,272
General and administrative	2,213	1,804	8,460	7,471
Shipping and warehousing	165	301	619	1,103
Research and development	110	353	555	1,539
Other operating expense	(139)	—	1,814	—

Total operating expenses	5,818	5,193	23,778	19,385

Loss from operations	(3,007)	(1,543)	(9,427)	(2,633)
Other expense:
Interest expense	(420)	(209)	(1,384)	(606)
Foreign currency transaction (loss) gain	2	65	(66)	141
Other (expense) income	(5)	—	(31)	84
Loss on deconsolidation of LEM	—	(1,441)	—	(1,441)

Total other expense	(423)	(1,585)	(1,481)	(1,822)

Loss before provision for income taxes	(3,430)	(3,128)	(10,908)	(4,455)
Income tax provision	4	18	32	152

Net loss	$(3,434)	$(3,146)	$(10,940)	$(4,607)

Net loss per share of Common Stock
Basic	$(0.27)	$(0.26)	$(0.86)	$(0.39)

Diluted	$(0.27)	$(0.26)	$(0.86)	$(0.39)

Shares used in computing net loss per share of Common Stock
Basic	12,939	11,981	12,742	11,956

Diluted	12,939	11,981	12,742	11,956

SPY INC. AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

The following unaudited pro forma condensed consolidated financial statement of operations for the three months ended December 31, 2010 has been presented as if the deconsolidation of LEM had occurred on October 1, 2010 (in thousands).

	Three Months Ended December 31, 2010 (1)	Unaudited Pro Forma Adjustments (2)	Unaudited Pro Forma Results (3)
Net sales	$8,967	$(1,300)	$7,667
Cost of sales	5,317	(1,004)	4,313

Gross profit	3,650	(296)	3,354
Operating expenses:
Sales and marketing	2,735	(41)	2,694
General and administrative	1,804	(214)	1,590
Shipping and warehousing	301	(147)	154
Research and development	353	(165)	188

Total operating expenses	5,193	(567)	4,626

Loss from operations	(1,543)	271	(1,272)
Other expense:
Interest expense	(209)	24	(185)
Foreign currency transaction gain	65	(2)	63
Other income	—	—	—
Loss on deconsolidation of LEM	(1,441)	(281)	(1,722)

Total other expense	(1,585)	(259)	(1,844)

Loss before provision for income taxes	(3,128)	12	(3,116)
Income tax provision	18	(17)	1

Net loss	$(3,146)	$29	$(3,117)

(1)	Represents the Company’s actual (as reported) consolidated results of operations for the three months ended December 31, 2010.
(2)	Represents LEM’s results of operations for the three months ended December 31, 2010 and intercompany eliminations. These pro forma adjustments include (i) sales, cost of sales and gross profit associated with LEM’s sales to third parties, (ii) intercompany eliminations to adjust LEM’s gross profit associated with the products produced by LEM for other subsidiaries of the Company and which were sold its our other subsidiaries to third parties during the period presented, and (iii) operating and other expenses incurred by LEM. Also includes the adjustment for the loss on sale of 90% of LEM as if it had occurred on October 1, 2010. This information is provided to show the effect of the elimination of LEM’s operations from the Company’s business.
(3)	Represents the pro forma consolidated results of operations of the Company and its remaining wholly owned subsidiaries, Spy Optic Inc. and Spy Optic Europe S.r.l. S.U., for the three months ended December 31, 2010. As noted above, this table assumes an effective date of October 1, 2010 for the deconsolidation of LEM. Accordingly, while the results of LEM for the three months ended December 31, 2010 would be eliminated, the recording of the deconsolidation would result in a loss of $1.7 million on October 1, 2010, which would result in this $1.7 million loss being recorded for the three months ended December 31, 2010.

SPY INC. AND SUBSIDIARIES

PRO FORMA UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

The following unaudited pro forma condensed consolidated financial statement of operations for the year ended December 31, 2010 has been presented as if the deconsolidation of LEM had occurred on January 1, 2010 (in thousands).

	Year Ended December 31, 2010 (1)	Unaudited Pro Forma Adjustments (2)	Unaudited Pro Forma Results (3)
Net sales	$34,987	$(4,639)	$30,348
Cost of sales	18,235	(1,870)	16,365

Gross profit	16,752	(2,769)	13,983
Operating expenses:
Sales and marketing	9,272	(226)	9,046
General and administrative	7,471	(1,098)	6,373
Shipping and warehousing	1,103	(531)	572
Research and development	1,539	(768)	771

Total operating expenses	19,385	(2,623)	16,762

Loss from operations	(2,633)	(146)	(2,779)
Other expense:
Interest expense	(606)	118	(488)
Foreign currency transaction gain	141	(2)	139
Other income	84	(16)	68
Loss on deconsolidation of LEM	(1,441)	271	(1,170)

Total other expense	(1,822)	371	(1,451)

Loss before provision for income taxes	(4,455)	225	(4,230)
Income tax provision	152	(149)	3

Net loss	$(4,607)	$374	$(4,233)

(1)	Represents the Company’s actual (as reported) consolidated results of operations for the year ended December 31, 2010.
(2)	Represents LEM’s results of operations for the year ended December 31, 2010 and intercompany eliminations. These pro forma adjustments include (i) sales, cost of sales and gross profit associated with LEM’s sales to third parties, (ii) intercompany eliminations to adjust LEM’s gross profit associated with the products produced by LEM for other subsidiaries of the Company and which were sold its our other subsidiaries to third parties during the period presented, and (iii) operating and other expenses incurred by LEM. Also includes the adjustment for the loss on sale of 90% of LEM as if it had occurred on January 1, 2010. This information is provided to show the effect of the elimination of LEM’s operations from the Company’s business.
(3)	Represents the pro forma consolidated results of operations of the Company and its remaining wholly owned subsidiaries, Spy Optic Inc. and Spy Optic Europe S.r.l. S.U., for the year ended December 31, 2010. As noted above, this table assumes an effective date of January 1, 2010 for the deconsolidation of LEM. Accordingly, while the results of LEM for the year ended December 31, 2010 would be eliminated, the recording of the deconsolidation would result in a loss of $1.2 million on January 1, 2010, which would result in this $1.2 million loss being recorded for the year ended December 31, 2010.